Exhibit 10.07a

RESTRICTED STOCK GRANT AGREEMENT

THIS AGREEMENT, made as of this 1st day of June, 2010 (the “Agreement”), between UNDER ARMOUR, INC. (the “Company”) and Henry Stafford (the “Grantee”).

WHEREAS, the Company has adopted the Amended and Restated 2005 Omnibus Long-Term Incentive Plan (the “Plan”), attached hereto as Attachment A, or otherwise delivered or made available to Grantee, to promote the interests of the Company and its stockholders by providing the Company’s key employees and others with an appropriate incentive to encourage them to continue in the employ of the Company and to improve the growth and profitability of the Company; and

WHEREAS, the Plan provides for the grant to Grantees in the Plan of restricted shares of Stock of the Company;

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto hereby agree as follows:

1. Investment. The Grantee represents that the shares of Restricted Stock (as defined herein) are being acquired for investment and not with a view toward the distribution thereof.

2. Grant of Restricted Stock. Pursuant to, and subject to, the terms and conditions set forth herein and in the Plan, the Company hereby grants to the Grantee an Award of 40,000 shares of Stock of the Company (collectively, the “Restricted Stock”). The Purchase Price for the Restricted Stock shall be paid by the Grantee’s services to the Company.

3. Grant Date. The Grant Date of the Restricted Stock hereby granted is June 1, 2010.

4. Incorporation of the Plan. All terms, conditions and restrictions of the Plan are incorporated herein and made part hereof as if stated herein. If there is any conflict between the terms and conditions of the Plan and this Agreement, the terms and conditions of this Agreement, as interpreted by the Board, or a Committee thereof, shall govern. Unless otherwise indicated herein, all capitalized terms used herein shall have the meanings given to such terms in the Plan.

5. Vesting Date. The Restricted Stock shall vest in four equal annual installments on each May 15th beginning May 15, 2011; provided that the Grantee remains continuously employed by the Company through each such applicable vesting date. Notwithstanding the foregoing, (i) in the event that the Grantee’s employment is terminated on account of the Grantee’s death or Disability at any time, all unvested shares of Restricted Stock not previously forfeited shall immediately vest on such date of termination, (ii) in the event of a Change in Control, all unvested shares of Restricted Stock not previously forfeited shall vest on such Change in Control and (iii) in the event that the Grantee’s employment is terminated by the Company without Cause within three years from the Grant Date, any Restricted Stock that would have vested within one year after the date of such termination of employment shall vest on the date of such termination of employment. For purposes of this Section 5, “Cause” shall be defined as any of the following: (a) the Grantee’s material misconduct or neglect in the performance of his duties; (b) the Grantee’s conviction for, or plea of nolo contendere to any felony, or a misdemeanor (excluding a petty misdemeanor) involving dishonesty, fraud, financial impropriety, or moral turpitude, or any crime of sufficient import to potentially discredit or adversely affect the Company’s ability to conduct its business in the normal course; (c) the Grantee’s use of illegal drugs; (d) the Grantee’s material breach of the Company’s written Code of Ethics and Business Conduct, as in effect from time to time; (e) the Grantee’s material breach of this Agreement, including but not limited to breach of the Confidentiality, Non-Compete and Non-Solicitation Agreement attached hereto as Attachment B; (f) Grantee’s commission of any act that results in severe harm to the Company excluding any act taken by the Grantee in good faith that he reasonably believed was in the best interest of the Company; or (g) the Grantee’s failure to move himself and his family to Maryland by July 1, 2011.

Notwithstanding the foregoing, if the shares of stock would otherwise vest during a period in which Grantee is (i) subject to a lock-up agreement restricting Grantee’s ability to sell the shares in the open market or (ii) restricted from selling the shares in the open market because Grantee is not then eligible to sell under the Company’s insider trading or similar plan as then in effect (whether because a trading window is not open or Grantee is otherwise restricted from trading), delivery of the shares will be delayed until the first date on which Grantee is no longer prohibited from selling the shares due to a lock-up agreement or insider trading or similar plan restriction.

6. Forfeiture. Subject to the provisions of the Plan and Section 5 of this Agreement, with respect to the shares of Restricted Stock which have not become vested on the date the Grantee’s employment is terminated, the Award of Restricted Stock shall expire and such unvested shares of Restricted Stock shall immediately be forfeited on such date.

7. Employment Confidentiality Agreement. As a condition to the grant of the Restricted Stock, Grantee shall have executed and become a party to the Employee Confidentiality, Non-Competition and Non-Solicitation Agreement by and between Grantee and the Company (the “Confidentiality, Non-Compete and Non-Solicitation Agreement”) attached hereto as Attachment B.

8. Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party hereto upon any breach or default of any party under this Agreement, shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of any similar breach or default thereafter occurring nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party or any provisions or conditions of this Agreement, shall be in writing and shall be effective only to the extent specifically set forth in such writing.

9. Integration. This Agreement and the Plan contain the entire understanding of the parties with respect to its subject matter. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein and in the Plan. This Agreement and the Plan supersede all prior agreements and understandings between the parties with respect to its subject matter.

10. Withholding Taxes. Grantee agrees, as a condition of this grant, that Grantee will make acceptable arrangements to pay any withholding or other taxes that may be due as a result of vesting of the Restricted Stock. Grantee may elect to satisfy such obligations, in whole or in part, by delivering to the Company shares of Restricted Stock that have vested as provided under the Plan. In the event that the Company determines that any federal, state, local, municipal or foreign tax or withholding payment is required relating to the vesting of the Restricted Stock, the Company shall have the right to require such payments from Grantee in the form and manner as provided in the Plan.

11. Electronic Delivery. The Company may choose to deliver certain statutory materials relating to the Plan in electronic form. By accepting this grant Grantee agrees that the Company may deliver the Plan prospectus and the Company’s annual report to Grantee in an electronic format. If at any time Grantee would prefer to receive paper copies of these documents, as Grantee is entitled to receive, the Company would be pleased to provide copies. Grantee should contact the Stock Plan Administrator to request paper copies of these documents.

12. Counterparts; Electronic Signature. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. This Agreement may be signed by the Company through application of an authorized officer’s signature, and may be signed by Grantee through an electronic signature.

13. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Maryland, without regard to the provisions governing conflict of laws.

14. Grantee Acknowledgment. The Grantee hereby acknowledges receipt of a copy of the Plan. The Grantee hereby acknowledges that all decisions, determinations and interpretations of the Board, or a Committee thereof, in respect of the Plan, this Agreement and this Award of Restricted Stock shall be final and conclusive.

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its duly authorized officer and said Grantee has hereunto signed this Agreement on the Grantee’s own behalf, thereby representing that the Grantee has carefully read and understands this Agreement and the Plan as of the day and year first written above.

UNDER ARMOUR, INC.

By:/s/ John P. Stanton

GRANTEE

/s/ Henry Stafford

Attachment A

[Attachment A, the Under Armour, Inc. Amended and Restated 2005 Omnibus Long-Term Incentive Plan, was previously filed with the Company’s Form 10-Q for the quarterly period ending March 31, 2009 as Exhibit 10.01]

Attachment B

[Attachment B, the Employee Confidentiality, Non-Competition and Non-Solicitation Agreement by and between the executive and the Company, was previously filed with the Company’s Form 10-Q for the quarterly period ended March 31, 2011 as Exhibit 10.03]